EXHIBIT 32.2

CERTIFICATION OF THE CFO REQUIRED BY
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE U.S. CODE

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of the Company, hereby certifies that:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 22, 2013	By:	/s/ John W. Tietjen
Name: John W. Tietjen Title: Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.